Exhibit 4.3

Richard J. Bradfield
Senior Vice President and Treasurer
PHH Corporation
3000 Leadenhall Road
Mt. Laurel, NJ 08054

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

February 26, 2014

Subject:   PHH Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2013 — File No. 001-07797

To whom it may concern:

Neither PHH Corporation (the “Company”) nor any of its consolidated subsidiaries has outstanding any instrument with respect to long-term debt not being registered under which the total amount of securities authorized thereunder exceeds 10% of the total assets of the Company and its subsidiaries on a consolidated basis other than those instruments filed or incorporated by reference as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. In accordance with paragraph (b)(4)(iii) of Item 601 of Regulation S-K (17 CFR Sec. 229.601), the Company hereby agrees to furnish to the Securities and Exchange Commission, upon request, a copy of each instrument that defines the rights of holders of such long term debt and that is not filed or incorporated by reference as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Very truly yours,

PHH Corporation

/s/ Richard J. Bradfield
Richard J. Bradfield
Senior Vice President and Treasurer